SECURITIES AND EXCHANGE COMMISSION


                     Washington, D. C. 20549



                            FORM 8-K



                         CURRENT REPORT



                  Pursuant to Section 13 of the
                 Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported) - January 7, 1998


                     FOREST OIL CORPORATION
     (Exact name of registrant as specified in its charter)


   New York                  0-4597                 25-0484900
(State or other juris-    (Commission             (IRS Employer
diction of incorporation) file number)         Identification No.)

     2200 Colorado State Bank Building, 1600 Broadway, Denver, CO 80202
               (Address of principal executive offices)      (Zip Code)

      Registrant's telephone number, including area code: (303) 812-1400


Item 5.  Other Events

       For information concerning this item, please refer to
Exhibit 99.1 hereto, which is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

       (c)  Exhibits

           (99.1)    Forest Oil Corporation press release
       announcing the acquisition of oil and natural gas properties located onshore Louisiana for approximately
       $231 million.


       Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   FOREST OIL CORPORATION
                                        (Registrant)



Dated:  January 7, 1998            By: /s/ Daniel L. McNamara

                                      Daniel L. McNamara
                                      Secretary